Exhibit 23.2
CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.
     We hereby consent to the use of our reports dated May 8, 2009 and May 11, 2009 regarding Torch Energy Royalty Trust interest for the year ended December 31, 2008 and to reference to our firm included in this Form 10-K.

Netherland, Sewell and Associates, Inc.
By:	/s/ Danny D. Simmons
Danny D. Simmons, P.E.
President and Chief Operating Officer

Houston, Texas
November 16, 2009